EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


On Stage Entertainment, Inc.
Las Vegas, Nevada


We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated April 5, 1999, for the years ended December 31, 1997 and 1998, relating to the consolidated financial statements of On Stage Entertainment, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



                                               /s/ BDO Seidman, LLP
                                               -----------------------------
                                               BDO Seidman, LLP



Los Angeles, California
August 31,  1999